Beckstead and Watts, LLP
Certified Public Accountants                             3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax





November 19, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen/Madams:

We were previously the principal accountants for Medical Staffing Solutions, Inc. (the "Company") and reported on the financial statements of the Company for the year ended December 31, 2002. Effective November 1, 2003, we were notified that our appointment as principal accountant was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated November 19, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that Bagell, Josephs & Company, LLC, was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304.

Sincerely,

/s/ Beckstead and Watts, LLP
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Beckstead and Watts, LLP